EXHIBIT 99.1

Company Contact:

Michael Anthofer

EVP and CFO

408-321-6711

Moriah Shilton

Investor Relations

408-321-6713

Tessera Announces New Chairman of the Board

SAN JOSE, Calif. - Jan. 4, 2010 - Tessera Technologies, Inc. (NASDAQ: TSRA) announced today that President and CEO Henry R. Nothhaft was appointed Chairman of the Board effective January 1, 2010. Nothhaft was formerly the Vice Chairman and is succeeding Bruce McWilliams, who served as Chairman of the Board since February 2002 and as a director of Tessera since June 1999. McWilliams will continue to serve as a director of Tessera.

"Bruce has provided great leadership to Tessera for over 10 years, and we are pleased that he will continue to serve on our Board," said Nothhaft. "It is a privilege to succeed Bruce, and I am enthusiastic about taking on the additional role of Chairman of the Board. We have a strong management team at Tessera and an outstanding board of directors who are committed to ensuring that Tessera continues to create value for its customers, its employees and its shareholders"

"It has been an honor to serve as Chairman of the Board these past seven years and to be a part of Tessera as both its Chairman and former CEO," said McWilliams. "I look forward to continuing to work with Hank, whose strategic and operational expertise has positioned the company to take advantage of the opportunities in semiconductor packaging, imaging and optics, and silent air cooling."

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to Henry R. Nothhaft's continued performance of the duties of Chairman of the Board of Directors. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, include more information about factors that could affect the company's financial results. Tessera assumes no obligation to update information contained in this press release. Although this release may remain available on Tessera's website or elsewhere, its continued availability does not indicate that Tessera is reaffirming or confirming any of the information contained herein.

About Tessera

Tessera Technologies, Inc., invests in, licenses and delivers innovative miniaturization technologies for next-generation electronic devices. The company's micro-electronics solutions enable smaller, higher-functionality devices through chip-scale, 3D and wafer-level packaging technology, as well as high-density substrate and silent air cooling technology. Tessera's imaging and optics solutions provide low-cost, high-quality camera functionality in electronic products and include image sensor packaging, wafer-level optics and image enhancement intellectual property.  The company also offers customized micro-optic lenses, from diffractive and refractive optical elements to integrated micro-optical subassemblies.  Tessera licenses its technologies, as well as delivers products based on these technologies, to promote the development of the supply chain infrastructure.  The company is headquartered in San Jose, California. For information call 1.408.321.6000 or go to www.tessera.com.

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Tessera and the Tessera logo are trademarks or registered trademarks of Tessera, Inc. or its affiliated companies in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

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